EXHIBIT 32.1

SECTION 1350 CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

1.  The accompanying Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the accompanying Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Cachet Financial Solutions, Inc.

Date: August 15, 2016	/s/ Jeffrey C. Mack
Jeffrey C. Mack
Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Quarterly Report on Form 10-Q or as a separate disclosure document.